                                                                   EXHIBIT 10.34


                                  SUBLEASE AGREEMENT

    This SUBLEASE AGREEMENT ("Sublease") is made this _____ day of December, 1996, by and between Motorola Inc., a Delaware corporation, having an address of 1301 E. Algonquin Road, Schaumburg, Illinois 60196 (hereinafter "Sublandlord") and Glasgal Communications, Inc., d/b/a Glasgal Communications of New Jersey, Inc., a Delaware corporation, having an office at 151 Veterans Drive, Northvale, New Jersey 07645 (hereinafter called "Subtenant").

    WHEREAS, Sublandlord leases certain premises pursuant to that certain Lease dated as of the 8th day of April, 1994, and executed by and between CommerCenter Realty Associates, LP, as successor in interest to 20 Commerce Way Associates, a New Jersey Partnership, with offices at Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016, as Landlord ("Landlord"), and Sublandlord as Tenant, together with its attached and incorporated Rules and Regulations, (hereinafter "Underlying Lease") by the terms of which Underlying Lease, that certain portion of the property, commonly known as, 20 Commerce Way, Totowa, New Jersey (hereinafter "Premises") was leased to the Sublandlord; and

    WHEREAS, a copy of the Underlying Lease and the Commencement Date Certificate are attached hereto as Exhibit A and made a part of this Sublease; and

    WHEREAS, Sublandlord now desires to sublease the Premises and Subtenant desires to lease same from Sublandlord; and

    WHEREAS, the Landlord has consented to such sublease between Sublandlord and Subtenant, which written and executed Landlord's Consent to Sublease shall be attached hereto.

    NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the undersigned agree as follows:

    1. Subletting. Sublandlord hereby agrees to sublease to Subtenant the Premises, and Subtenant hereby agrees to lease such Premises from Sublandlord, on the terms and conditions as set forth herein.

    2.   Terms of Sublease.

    A. (1) Subtenant agrees to perform and fulfill all the terms, covenants, conditions, duties, responsibilities and obligations of, and to pay all sums required of, Sublandlord as Tenant under the Underlying Lease as if Subtenant were the Tenant under the Underlying Lease, and agrees to accept all liabilities thereunder arising from and after the commencement of the Term; and to make all warranties and indemnifications to Sublandlord as those that Sublandlord makes to the Landlord, provided, however, that Rent shall not be payable to Landlord, but shall be payable from Subtenant directly to Sublandlord as follows:

         Motorola, Inc.
         1500 Gateway Boulevard
         Boynton Beach, Florida 33426
         Attn:  Janette Powell, MS-106

If payment of Rent or any part thereof shall not be made on or prior to a date which is five (5) days after the date on which it is due and payable, Sublandlord shall be entitled to charge as an additional rent a service fee equal to four percent (4%) of the rent due for each and every five (5) day period, or fraction thereof, which has elapsed between the day said rent is due and the date the rent is received by Sublandlord.

         (2) The following terms and conditions in the Underlying Lease are expressly excluded from Subtenant's obligations: Subtenant may use the Demised Premises for general office purposes without restrictions relating to the storage, service and sale of electronic paging devices.

    B. Any terms defined in the Underlying Lease and used herein shall have the meanings ascribed to them in the Underlying Lease. The terms "Fixed Rental" and "Basic Rent" shall mean the payments set forth in the Underlying Lease at Paragraph 1(e) and Article 4; the terms "Expense Rent" and "Additional Rent" shall mean the payments set forth in the Underlying Lease at Paragraph 1(I),
Article 5 and Article 6. As used herein, the term "Rent" shall mean all moneys owing to Landlord under the terms of the Underlying Lease. The foregoing notwithstanding, the amount of annual Basic Rent under this Sublease shall be seven dollars and fifty cents ($7.50) for each square foot of Rentable Area payable in twelve (12) equal monthly installments. The Rentable Area of the Premises is nineteen thousand two hundred forty five square feet (19,245 sq. ft.) Therefore, the annual Basic Rent is one hundred forty four thousand three hundred thirty seven dollars and fifty cents ($144,337.50) payable in advance at a rate of twelve thousand twenty eight dollars and thirteen cents ($12,028.13) each month for the Term of this Sublease. However, Sublandlord agrees to forego the first two (2) months Basic Rent. Sublandlord and Subtenant agree that Subtenant shall pay Additional Rent, including without limitation common area maintenance, as of the Commencement Date of this Sublease.

    C. (1) Subtenant has inspected the Premises and agrees to accept the Premises in its "as is" condition with no improvements, alterations or repairs to be performed by Landlord or Sublandlord except that the electrical and HVAC systems in the Demised Space shall be in good and working order.

         (2) Subtenant acknowledges that Sublandlord makes no representation that the Premises are in full compliance with Title III of the Americans With Disabilities Act (42 U.S.C. Section 12101 et seq. hereinafter the "ADA") and that any modifications that may be necessary pursuant to the ADA, if any, are the responsibility of Subtenant.

         (3) Subtenant shall obtain prior written approval from Sublandlord and Landlord for any and all Subtenant improvements to the Premises, which consent shall not be unreasonably withheld, conditioned or delayed by Sublandlord, and shall be governed by the Underlying Lease as to Landlord. Sublandlord shall respond to Subtenant's written request for any improvements submitted with detailed drawings and specifications within five (5) business days, and if Sublandlord does not so respond, Subtenant may deem its request approved by Sublandlord. Subtenant must receive Sublandlord's prior written consent, which shall not be unreasonably withheld, concerning the contractor(s) and materials to be used and the nature of the work to be performed. Subtenant shall provide Sublandlord with copies of any and all architectural and construction drawings, with specifications. Said drawings shall be attached to this Sublease as an Exhibit prior to execution of the Sublease by both parties, if Subtenant plans any improvements upon Sublease commencement. Sublandlord shall designate, in writing, at the time of the approval process if any of the improvements need to be returned to their original condition upon the termination of the Term, or if this Sublease terminates for any other reason. Notwithstanding the foregoing provisions, Sublandlord makes no representation to Subtenant as to whether Landlord will approve or disapprove of any modifications, alterations or improvements. Subtenant agrees that it shall keep the Premises free and clear of all liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant in the performance of this Sublease Agreement or in the course of Subtenant's business conducted in the Premises.

    D. The Term of this Sublease shall be for a period commencing on December 16, 1996 ("Commencement Date"), and ending at midnight on June 30, 2001 ("Termination Date").

    E. Subtenant has deposited with Sublandlord forty eight thousand one hundred twelve dollars and fifty two cents ($48,112.52) (four (4) months Basic
Rent) as a security deposit for the faithful performance of and compliance with all the terms and conditions of this Sublease Agreement and the terms and conditions of the Underlying Lease which apply. Should Subtenant fail to comply with each and every term and condition of this Sublease Agreement and the Underlying Lease, or surrender the Premises without written consent of Sublandlord, or if Subtenant is dispossessed from the Premises or abandons them prior to the expiration of this Sublease Agreement, then the amount deposited as security shall be retained by Sublandlord as fixed, liquidated, and agreed damages for payment of disbursements, costs, and expenses that Sublandlord may incur in regaining possession of the Premises. The parties shall treat the security deposit as liquidated damages, in payment of such costs, disbursements, and expenses sustained, since the parties cannot ascertain the exact amount of costs, disbursements, and expenses that Sublandlord would sustain in the event of any breach or violation under this Sublease Agreement by Subtenant. The retention and holding of the security deposit for the payment of such costs, disbursements, and expenses shall not in any manner be considered as payment for any rent due or to become due under this Sublease Agreement, or in any manner release Subtenant from any rents to be paid, or from any of the obligations assumed in this Sublease Agreement. If all terms and conditions are fully complied with by Subtenant, then the security deposit shall be returned to Subtenant on surrender of the Premises in a good state and condition, reasonable use and wear excepted, at the termination of this Sublease Agreement. The security deposit shall not be used as liquidated damages until the cure period has elapsed as set forth in Paragraph 21 of the Underlying Lease.

    F. Additionally, Subtenant hereby agrees to indemnify, save and hold harmless Sublandlord from and against any and all loss, cost and expense suffered including reasonable attorneys fees and court costs, sustained and incurred by Sublandlord because of Subtenant's failure to comply with the obligations of Tenant under the Underlying Lease. Providing Subtenant fulfills all of its obligations under this Sublease, Sublandlord hereby agrees to indemnify, save and hold harmless Subtenant from and against any and all loss, cost and expense suffered including reasonable attorney fees and court costs, sustained and incurred by Subtenant because of Sublandlord's failure to comply with the obligations of Tenant under the Underlying Lease.

    G. This Sublease may be terminated only under the terms and conditions set forth in the Underlying Lease at Paragraph 48.

    H. Subtenant agrees to supply Sublandlord with its annual audited financial statement within thirty (30) days of the publication of same.

    I. Subtenant and Sublandlord agree that Sublandlord shall pay the brokerage fees associated with this Sublease to the following real estate brokers, and no others: CV Commercial (broker for Sublandlord) and SBWE Real Estate (broker for Subtenant). Subtenant shall pay any other brokerage fees from brokers who dealt with subtenant.

         3. Binding and Benefit. This Sublease shall be binding on and inure to the benefit of the parties to this Sublease, their successors in interest and permitted assigns.

         4. No Right To Renew. Notwithstanding anything to the contrary contained in this Sublease or the Underlying Lease, Subtenant shall not have the right to renew or extend this Sublease or the Underlying Lease beyond June 30, 2001. Underlying Lease Paragraph 47 is specifically deleted from this Sublease. In the event Subtenant desires to extend its occupancy of the Premises beyond June 30, 2001, Subtenant must enter into its own agreement with Landlord.

         5.   Representations and Warranties.

         A.   Sublandlord represents and warrants that:

              (1) the Underlying Lease attached hereto (Exhibit A) is a true and correct copy of the Prime Lease, including any amendments to date, of the Premises.

              (2) the Underlying Lease is in full force and effect without default on the part of Landlord or Sublandlord (as Tenant thereunder);

              (3) the Underlying Lease is not encumbered by any prior transfer, assignment, mortgage or any other encumbrance by Sublandlord; and

              (4) Sublandlord has no knowledge of any transfer or assignment by Landlord of the Underlying Lease except as may be set forth below:

         B.   Subtenant represents and warrants that

              (1) each individual executing this Sublease Agreement on behalf of Subtenant is duly authorized to execute and deliver this Sublease on behalf of the corporate entity named above, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation;

              (2) that this Sublease Agreement is binding upon said corporation in accordance with its terms; and

              (3)  that Subtenant shall deliver to Sublandlord, within thirty
              (30) days following execution of this Sublease Agreement, a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Sublease.

         6. Notices. Any notice or demand required to be given hereunder shall be made by certified or registered mail return receipt requested or reliable overnight courier to the address set forth below:

         If to Sublandlord:            If to Subtenant:

         Motorola, Inc.                Glasgal Communications, Inc.,
         1500 Gateway Boulevard MS-75  151 Veterans Drive
         Boynton Beach, FL 33426-8292  Northvale, New Jersey
         Attn: Building Services       Attn: Jim Caci


    7. Environmental. Sub-Tenant agrees to indemnify and save harmless SubLandlord, Sub-Landlord's successors and assigns and Sub-Landlord's present and future officers, directors, employees and agents (collectively "Indemnitees") from and against any and all liabilities, penalties, fines, forfeitures, demands, and costs and expenses incidental thereto (including cost of defense, settlement, reasonable attorneys' fees, reasonable consultant fees and reasonable expert fees), which Sub-Landlord or any or all of the Indemintees may hereafter suffer, incur, be responsible for or disburse as a result of any Environmental Hazards existing on or about the Premises but only to the extent that any such existence is caused by the activities of Sub-Tenant, Sub-Tenant's past, present, and future officers, directors, employees, agents, invitees, licensees, contractors and/or any other persons or entities reasonably within the control of the Sub-Tenant. The term "Environmental Hazards" or "Environmental Liabilities" are defined in the Underlying Lease. This provision shall survive the termination of the Sub-Lease.

    8. Quiet Enjoyment. If Subtenant performs the terms of this Sublease Agreement, Sublandlord will warrant and defend Subtenant in the enjoyment and peaceful possession of the demised Premises during the Term of this Sublease Agreement without any interruption by Subtenant or Sublandlord or either of them or any person rightfully claiming under either of them.

    9. Miscellaneous. This Sublease Agreement, including all exhibits and attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, express or implied, regarding such subject matter. No amendment to or modification of this Sublease Agreement shall be binding unless in writing and signed by a duly authorized representative of both parties. Neither party may assign any of its rights or responsibilities under this Sublease Agreement without the express written permission of the other party provided that Sublandlord shall not unreasonably withhold its consent to an assignment of the Sublease by Subtenant. Failure by either party to enforce any provision of this Sublease Agreement shall not be deemed a waiver of future enforcement of that or any other provision. If for any reason a court of competent jurisdiction finds any provision of this Sublease Agreement, or portion thereof, to be unenforceable, that provision of the Sublease Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Sublease Agreement shall continue in full force and effect. This Sublease Agreement shall be construed and the legal relations created herein between the parties shall be determined in accordance with the laws of the State of New Jersey. The parties agree that each is an independent contractor and, except as expressly stated herein, nothing in this Sublease Agreement gives either party the right to obligate the other party in any way. Subtenant, it's employees, agents, officers and directors are not eligible to participate in any of Sublandlord's employee benefit programs. Any disputes arising out of this Sublease Agreement shall first be negotiated between the parties. Should those negotiations fail, the parties agree to seek to resolve the dispute through mediation, arbitration, mini-trial, or other form of alternative dispute resolution before seeking a judicial remedy. Nothing herein shall prohibit either party from seeking immediate judicial relief to prevent irreparable harm to it or to third parties.

    10.  If Sublandlord defaults under Underlying Lease, Subtenant may cure.

    IN WITNESS WHEREOF, the parties hereunto have executed this Assignment of Lease on the day and year set forth above.

SUB LANDLORD                                SUBTENANT
Motorola Inc., a Delaware Corporation       Glasgal Communications, Inc.
                                            d/b/a Glasgal Communications of
                                            New Jersey, Inc.

By: /s/ David L. Derck                      By:  /s/ James M. Caci
    ------------------                           -------------------------

Print Name:  DAVID L. DERCK                 Print Name:    JAMES M. CACI

Title:   FACILITY MANAGER                   Title:    CHIEF FINANCIAL OFFICER

                                      EXHIBIT A


LANDLORD:     20 COMMERCE WAY ASSOCIATES

TENANT:       MOTOROLA, INC.

PREMISES:     20 COMMERCE WAY, TOTOWA, NEW JERSEY


PARAGRAPH 1   REFERENCE DATA
PARAGRAPH 2   DESCRIPTION OF PREMISES
PARAGRAPH 3   COMPLETION
PARAGRAPH 4   FIXED RENTAL
PARAGRAPH 5   EXPENSE RENT
PARAGRAPH 6   COMMON AREA CHARGES OF COMMERCENTER/TOTOWA
PARAGRAPH 7   USE
PARAGRAPH 8   REPAIRS
PARAGRAPH 9   ASSIGNING AND SUBLETTING
PARAGRAPH 10  CONFORM TO LAW
PARAGRAPH 11  ENVIRONMENTAL COMPLIANCE
PARAGRAPH 12  ADDITIONAL COVENANTS
PARAGRAPH 13 EXPIRATION OF TERM -RETURN OF PREMISES IN GOOD CONDITION PARAGRAPH 14 ACCESS TO PREMISES
PARAGRAPH 15  DAMAGE BY FIRE OR OTHER CASUALTY
PARAGRAPH 16  EMINENT DOMAIN
PARAGRAPH 17  INDEMNIFICATION
PARAGRAPH 18  WAIVER OF SUBROGATION
PARAGRAPH 19  OMIT
PARAGRAPH 20  BUILDING SERVICES
PARAGRAPH 21  DEFAULTS AND REMEDIES
PARAGRAPH 22  LANDLORD'S INSURANCE
PARAGRAPH 23  LATE CHARGE/SERVICE FEE
PARAGRAPH 24  EASEMENTS
PARAGRAPH 25  LANDLORD'S INABILITY TO PERFORM
PARAGRAPH 26  PARKING
PARAGRAPH 27  MECHANIC'S LIEN
PARAGRAPH 28  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
PARAGRAPH 29  SUBORDINATION
PARAGRAPH 30  LANDLORD'S RIGHT TO SHOW PREMISES
PARAGRAPH 31  QUIET ENJOYMENT
PARAGRAPH 32  TENANT'S ESTOPPEL
PARAGRAPH 33  FINANCIAL INFORMATION

PARAGRAPH 34  NO ABATEMENT OF RENT
PARAGRAPH 35  NOTICES
PARAGRAPH 36  NO PERSONAL LIABILITY OF LANDLORD
PARAGRAPH 37  SUBMISSION OF LEASE
PARAGRAPH 38  NO REPRESENTATIONS
PARAGRAPH 39  CAPTIONS
PARAGRAPH 40  NO WAIVER OR CHANGES
PARAGRAPH 41  RECORDING
PARAGRAPH 42  BROKER
PARAGRAPH 43  SECURITY DEPOSIT
PARAGRAPH 44  GUARANTEES
PARAGRAPH 45  BINDING EFFECT
PARAGRAPH 46  ACCEPTANCE
PARAGRAPH 47  OPTIONS TO RENEW
PARAGRAPH 48  OPTION BY TENANT TO TERMINATE
PARAGRAPH 49  MISCELLANEOUS
EXHIBIT A     RULES AND REGULATIONS
EXHIBIT B     WORK LETTER
SCHEDULE      DESCRIPTION OF PREMISES

                                  AGREEMENT OF LEASE

    AGREEMENT made this 8th day of April 1994, by and between 20 COMMERCE WAY ASSOCIATES, hereinafter called "Landlord", and MOTOROLA, INC., hereinafter called "Tenant";

    FOR AND IN CONSIDERATION of the mutual covenants herein contained, the parties hereto do hereby agree as follows:

    1.   The following terms are incorporated by reference into this Agreement:

(A) NAME AND ADDRESS OF LANDLORD:

20 COMMERCE WAY ASSOCIATES, a New Jersey Partnership with offices at 75 Portland Avenue,
P.O. Box 39
Bergenfield, NJ 07621

(B) NAME AND ADDRESS OF TENANT:

MOTOROLA, INC., a Delaware corporation with offices at 1301 East Algonquin Road, Schaumburg, Illinois 60196

(C) DESCRIPTION OF PREMISES:

A portion of premises in a building located at 20 Commerce Way, Totowa, New Jersey all as more particularly designated on the attached diagram as set forth herein.

(D) TERM OF LEASE:

To commence on the commencement date as defined in paragraph 3B and to terminate on March 31, 2001.

(E) FIXED RENTAL:

Tenant shall pay the Landlord as annual basic rent for the demised premises from the commencement date to and through March 31, 2001 the annual sum of $201,578.75, payable in equal monthly installments of $16,798.22.

(F) TENANT'S SHARE:

49.6%

(G) BROKER:

David T. Houston Co.

(H) SECURITY DEPOSIT:

None

(I) EXPENSE RENT:

Tenant shall pay the Landlord as additional rent, the Tenant's share of expense rent as provided in Article 5.

(J) TENANT'S STANDARD INDUSTRIAL CLASSIFICATION NUMBER ("SIC")

3669

    2. DESCRIPTION OF PREMISES: The Landlord set forth in Para. 1(a) above hereby leases to the Tenant set forth in Para. 1(b) above and the Tenant hereby hires from the Landlord the space set forth in Para. 1(c) above (hereinafter called the "Premises"). Landlord reserves the right prior to the commencement date of the Lease to relocate the Tenant within the building in which the Demised Premises are located provided and subject however that the area so leased to the Tenant shall not vary by more than five (5%) per cent more or less, and in the event of such variance the rent shall be proportionately adjusted.

    3.   A.   COMPLETION:  The Landlord will complete the premises
substantially in accordance with the plans and specifications. Landlord shall undertake work and shall complete the Premises and deliver the same to the Tenant no sooner than sixty (60) days from the date Landlord obtains possession of the Bell Atlanticom Systems Inc. premises (as more particularly described in Section 48 H) and obtains a building permit and no later than ninety (90) days from that date, provided however, that said time of completion shall be extended by any delay occasioned by scarcity of materials, installation of improvements requested by Tenant (other than the improvements required on the specifications and plans), approval of plans by Tenant, strikes, labor disputes, weather conditions which inhibit construction, fires or other casualties, governmental restrictions and regulations, delays in transportation and other construction delays beyond the reasonable control of the Landlord. The term "Extended Completion Date" shall be the time of completion as heretofore defined as extended by force majeure. In the event the completion date is extended by reason of any of the foregoing events occurring, then such completion date shall be extended only by a period of time equal to the time lost due to the occurrence of any of the aforegoing events. For purposes of this paragraph, if Landlord shall fail to complete Landlord's Work on the date of completion as such date is extended by force majeure, then Tenant shall receive a credit against future rent first accruing in the amount of $100.00 per day for each day subsequent to the date of completion as extended by force majeure to the Commencement Date as defined in subparagraph B below. If the Commencement Date does not occur on a date which shall be the ninetieth day from the "Extended Completion Date" as that term is heretofore defined, then either Tenant or Landlord may terminate this Lease on ten (10) days written notice of either party to the other. Failure of either Landlord or Tenant to terminate the Lease within said ten (10) day period shall constitute a waiver of the right of cancellation. In the event this Lease is so terminated, then, neither party shall have any liability to the other, except the return to the Tenant of prepaid rent and the security deposit.

         B. COMMENCEMENT DATE: Tenant's occupancy and the commencement date of this Lease shall be deemed to have begun on the "Date of Completion" which is hereby defined to mean the day of the month on which a temporary or final certificate of occupancy shall be issued, or upon earlier occupancy by the Tenant.

         C. TERM: The term of the Lease shall commence on the commencement date and shall terminate as set forth in paragraph 1(d) above, unless sooner terminated as this Lease otherwise provides.

         D. TERMINATION: In the event Landlord does not obtain possession of the Bell Atlanticom Systems, Inc. premises (as more particularly described in Section 48(H)) or does not obtain a building permit on or before the sixtieth
(60) day from the date of this Lease, then Tenant shall have the right, upon notification by Landlord that either one or both of the aforementioned events has not occurred, to terminate this Lease, said right of termination to be exercised no later than the fifth (5) day subsequent to receipt of notice by Tenant from Landlord as aforesaid, time being of the essence. In the event Tenant shall terminate the Lease as aforesaid, then this Lease shall end without further liability of either party to the other, except to return to the Tenant any prepaid rent and security deposit.

    4. FIXED RENTAL: As fixed rental, the Tenant shall pay to the Landlord at the address set forth in Par. 1 (a) above, or to such other person or at such other place as the Landlord may from time to time designate, without previous demand therefor and without counterclaim, deduction or set-off, the sum set forth in Par. 1 (e) above, which sum shall be payable in equal monthly installments as set forth in Par. 1(e) above in advance on the first day of the month during the term of the Lease, except the first month's rent which shall be paid upon the execution hereof. Whenever the rent as hereinabove set forth is stated as an annual rent and if there shall be less than twelve (12) months in any year, the rate therein referred to shall be the "annualized rate." In the event the Commencement date shall occur on a date other than the first day of the month, then the rent for the first month shall be pro rated, and any amount prepaid by Tenant as to the first month shall be credited as partial payment for the second (2) month's rent.

    5. EXPENSE RENT: Tenant shall pay as additional rent during the term Tenant's share (as per paragraph 1(f)) of the operating expenses (as hereinafter defined) of the property for each calendar year during the term of the lease. The term "expense rent" or "expenses" shall mean all costs incurred by Landlord in connection with the operation and maintenance of the entire parcel of land and improvements thereon of which the premises are a part (all of which is hereinafter called the "property") but excluding interest or amortization payments of any mortgage, but including but not limited to real estate taxes, common area expenses, common area charges of Commercenter/Totowa, common utility expenses, repair and maintenance expenses and insurance expenses. Tenant's share of common area charges of Commercenter/Totowa, as defined in Section 6, shall only be 3.91% of such charges, and Tenant's share of other expenses shall be 49.6%.

         All payments Tenant is required to make pursuant to this Lease shall constitute additional rent and if Tenant defaults in any such payments so as to create an event of default

(as hereinafter defined), Landlord shall have (in addition to any rights and remedies granted hereby) all rights and remedies provided by law for nonpayment of rent.

              (i) REAL ESTATE TAXES shall include any tax or assessment levied, assessed or imposed anytime by any governmental authority upon or against the Property or any part thereof. Such terms shall also include any assessment for public improvement imposed against the Property during the term of the Lease. There shall not be included in the foregoing definition any franchise, corporate, estate, inheritance or transfer tax of Landlord, or any income, profits or revenue tax; provided, however, that if at any time during the term of this Lease a tax on rents is assessed against Landlord or the basic rent, as a substitution in whole or in part for taxes assessed by the State of New Jersey or political subdivision on land or buildings, such tax shall be deemed to be included within the amount which the Tenant is required to pay under this Article.

              (ii) COMMON AREA EXPENSES shall include all costs and expenses incurred by Landlord for operating, maintaining, repairing, and/or replacing any and all, or any part of the common area (or any installation therein, thereon, thereunder or thereover) including but not limited to parking areas, sidewalks, curbs, grounds, on site water lines, electric lines, gas lines, sanitary sewer lines and storm water lines, and the total costs and expenses incurred by Landlord for landscaping and the removal of snow, ice and debris.

              (iii) COMMON UTILITY EXPENSES shall include all costs and expenses incurred by Landlord for water, sewer, gas and electricity and other utility charges for utilities servicing the common areas and also standby sprinkler charges.

              (iv) REPAIR AND MAINTENANCE EXPENSES shall include all costs and expenses incurred by Landlord for replacement, repair and maintenance of all or any part of the entire parcel of land and improvements of which the Premises are a part (including the roof, roofdeck, outside walls & concrete floor) of which the demised Premises forms a part, except, any portion of the building which is otherwise the obligation to repair of any Tenant of the building. During the initial term of the Lease as defined in Paragraph 1 (d), Repair and Maintenance Expenses shall not include replacement of the roof. During the initial term of the Lease and any option exercised hereunder, Repair and Maintenance Expenses shall not include replacement of structural steel, outside curtain walls, footings and foundations unless the necessity thereof is caused by Tenant or Tenant's agents or invitees.

              (v) INSURANCE EXPENSE shall include all costs and expense incurred by Landlord for Liability and Casualty Insurance as Landlord may from time to time carry for Landlord's benefit on the property or insuring Landlord's interest therein.

         Operating expenses shall be determined on the accrual basis in accordance with generally accepted accounting principles which shall be consistently applied.

         Tenant shall pay its Expense Rent in full no later than thirty (30) days after notice by Landlord of the amount thereof. If requested by Landlord, Tenant shall pay its Expense Rent in twelve (12) monthly installments on the first day of each month on an estimated basis as determined by Landlord. Any amount paid by Tenant which exceeds the actual amount due shall be credited to the next succeeding payments due pursuant hereto. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within thirty
(30) days after receipt of Landlord's request therefor. During the first and last years of the term, the amount payable by Tenant hereunder shall be prorated for the fraction of the calendar year included in the term. As to the expense rent, there shall be a charge added thereto of a sum equal to fifteen (15%) percent of the expense rent to cover Landlord's administrative overhead. Landlord agrees that, within one hundred eighty (180) days after the end of each year, there shall be a reconciliation binding upon Landlord and Tenant as to the previous year's expense obligations of the Tenant.

         Tenant's share of repair and maintenance expenses and common area expenses, (ii) and (iv) above, shall not exceed in total in any calendar year more than forty percent (40%) of the annual fixed rental payable under Paragraph l(e) above.

         6. COMMON AREA CHARGES OF COMMERCENTER/TOTOWA: The premises to be demised and the building in which it is located are within an office/industrial park known as Commercenter/Totowa. Landlord from time to time will incur various expenses to maintain the park for the benefit of all tenants. The Tenant shall pay 3.91% of the total cost and expenses incurred by Landlord maintaining certain areas of the park for items as follows:

         (a)  The cost of maintaining park signs and Tenant directories;

         (b) The cost of water, electricity and other utilities used in connection with the operation and maintenance of the park which are not charges otherwise due or payable for any individual building;

         (c) Other costs reasonably incurred by Landlord to maintain the Park or cost incurred for services benefiting all Tenants or occupants of the Park which, in the reasonable opinion of the Landlord are services desirable to operate the park;

         (d) The cost of maintaining common facilities used by all Tenants such as common grass areas, boulevard dividers, curbing and lighting.

         Nothing herein shall obligate Landlord to incur any expense or render any services as to the Park, the Tenant acknowledging that Landlord may sell any part or parcels of land located within the Park and Landlord shall not be obligated to undertake at any time any service for the Park. The foregoing provisions are solely to enable Landlord to equitably allocate charges and costs, if incurred, at Landlord's sole election.

         7. USE: The Tenant shall use and occupy the Demised Premises for general offices, storage, service and sale of electronic beepers and for no other purpose. Such permitted uses are further subject that they shall be consistent with the Certificate of occupancy to be issued by the Borough of Totowa. Such permitted uses shall not permit or cause any odor, sound, vibration, effluent, pollution or other condition that is either in Landlord's opinion or by law, noxious or offensive. It being a consideration of this Lease that the use of the premises shall be limited to those uses as otherwise hereinbefore specified and Tenant may not use the premises for manufacturing or for retail sales. The Tenant shall not permit the stacking of merchandise or materials against the walls so as to create a load or weight factor upon the walls or to tie in Tenant's racking systems with such walls, nor shall Tenant permit the hanging of equipment from (or otherwise loading) the roof or structural members of the building without the express written consent of the Landlord. The Tenant shall not use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Demised Property, in a manner which will in any way violate any Certificate of Occupancy affecting the Demised Premises, or make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire, casualty or other insurance at regular rates, or which will cause or be likely to cause structural damage to the Building or any part thereof, or which will constitute a public or private nuisance, or which would adversely affect the then value thereof, and shall not use or occupy or permit the Demised Premises to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority. At no time during this Lease may Tenant store upon the premises hazardous substances as that term may be defined from time to time by the New Jersey Department of Environmental Protection or by the Federal Environmental Protection Agency pursuant to Section 311 of the "Federal Water Pollution Act, amendments of 1972" (33 U.S.C. Section
1321) and the list of toxic pollutants designated by Congress or the Environmental Protection Agency pursuant to Section 307 of that Act (33 U.S.C.
Section 1317). Nothing herein contained shall be deemed or construed to constitute a representation or guaranty by the Landlord that any specific business may be conducted in the Demised Premises or is lawful under the certificate of occupancy.

         Landlord consents, subject to Tenant complying with applicable laws, to Tenant's use of the premises on a 7 day a week basis, 24 hours per day.


         The Lease is subject to Landlord obtaining a Certificate of Occupancy, which Certificate of Occupancy shall not make an exception as to any federal, state or local law, ordinance or regulation including, and not limited to, the Americans With Disabilities Act (42 U.S.C. Section 12101 ET SEQ.)

         In the event, subsequent to the Commencement date of the Lease, the zoning ordinance of the Borough of Totowa prohibits the use of the Premises for repairs of pagers, and by reason thereof Tenant is prohibited from continuing to use the Premises for that use, and such revocation of such use is not due to any fault of the Tenant, then, in such event, the Tenant may terminate this Lease by thirty (30) days prior written notice to Landlord, the termination to be no later than the thirtieth (30) day from the date of such notice by Tenant to Landlord.

         8. REPAIRS: A. Tenant shall keep, replace and maintain in good order, condition and repair the premises and each and every part thereof (except for repairs specifically required of Landlord pursuant to subparagraphs (c) and
(d) of this Paragraph 8) including, without limitation, any air conditioning units and systems, heating units and systems, plumbing units and systems; sprinkler systems; electrical systems; equipment; facilities and fixtures. The aforesaid obligation of Tenant shall also include, without limitation, all necessary painting and decorating and the replacement of any glass which may be damaged or broken. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Property or to its fixtures or appurtenances, whether requiring structural or non-structural repairs, caused by the negligence or improper conduct of Tenant or its employees, invitees, licensees or agents, shall be repaired promptly by Tenant at its sole cost and expense. If Tenant refuses or neglects to make such repairs or fails to diligently prosecute the same to completion within 15 days after written notice from Landlord to Tenant of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as additional rent together with a service fee, as provided in Paragraph 23 hereof, if Tenant shall fail to make such payment promptly.

         B. Tenant shall obtain a maintenance contract for the heating, ventilation and air conditioning systems in the building. Such contract shall provide for semi-annual maintenance of the HVAC systems, and copies of the maintenance agreement shall be submitted to Landlord, together with an annual report of the maintenance company as to the condition and repairs made to the systems. The firm or person maintaining the HVAC systems shall be a person who is certified and licensed to service refrigerating equipment as such certification or licenses may be required by law or any governmental agency. If during the initial term of the Lease as described in Paragraph l(d), the HVAC systems require a repair or replacement, and the same is not due to an act or neglect of the Tenant or Tenant's agents or invitees, and if the cost of such repair or replacement shall exceed $500.00, then Landlord shall reimburse Tenant for the cost of such repair or replacement in excess of $500.00.

         C. Landlord shall keep, replace and maintain in good order and condition and repair common areas and the roof, roofdeck, outside walls and concrete floors, subject, however, the cost of same to the extent applicable shall be paid by the Tenant, as the Tenant's proportionate share, pursuant to the provisions of Para. 5 hereof.

         D. During the first eighteen (18) months of the term hereof Landlord shall, at its own cost and expense, remedy and repair all defects in construction in the premises demised (including the HVAC, plumbing and electrical systems) evidence of which shall appear to be discovered within the first twelve (12) months of the lease term. Landlord's obligation to make such repair at Landlord's expense shall be limited, however, that Landlord shall not have the obligation to make such repairs if they are necessitated or result from Tenant's negligence or its failure to promptly notify Landlord of the existence of any such defect. Landlord shall not be liable for any consequential damages caused or occasioned by any such defect or repair.

    9.   ASSIGNING AND SUBLETTING:

         A. Tenant covenants and agrees for Tenant and its successors, assigns, and legal representatives that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law, or otherwise), and that neither the Demised Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges or as a concession, by anyone other than Tenant, or for any purpose other than as hereinbefore set forth, or will be sublet, without the prior written consent of Landlord in every case; provided, however, that, if Tenant is a corporation, the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged (such corporation being hereinafter in this Article called "Assignee") without the prior written consent of Landlord shall not be deemed to be prohibited hereby if, and upon the express condition that, Assignee shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall assume and agree to perform and to be personally bound by and upon, all the covenants, agreements, terms, provisions, and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers and provided such Assignee shall prove to the satisfaction of Landlord that its net worth is at least equal to that of Tenant as of the date hereof.

         B. Notwithstanding anything hereinabove contained in subparagraph A of this Paragraph 9, in the event Tenant desires Landlord's consent to an assignment or subletting of all or any part of the Demised Premises, Tenant, by notice in writing, (i) shall notify Landlord of the name and S.I.C number of the proposed assignee or subtenant, such information as to the proposed assignee's or subtenant's proposed use and financial responsibility and standing as Landlord may require, and a copy of the proposed assignment or sublease executed by all parties; and (ii) shall offer to vacate the space covered by the proposed area to be subleased or the entire Demised Premises in the event of an assignment (as the case may be) and to surrender the same to Landlord as of a date (the "Surrender Date") specified in said offer that shall be the last day of any calendar month during the term hereof, provided, however, that the Surrender Date shall not be earlier than the date occurring 120 days after the giving of such notice nor be later than the effective date of the proposed assignment or the commencement Date of the term of the proposed sublease. Landlord may accept such offer in writing by notice to Tenant given within sixty
(60) days after the receipt of such notice from Tenant. If, Landlord accepts such offer, Tenant shall surrender to Landlord, effective as of the Surrender Date, all Tenant's right, title, and interest in and to the portion of the Demised Premises covered by the proposed sublease, or, if Tenant proposes to sublet the entire Demised Premises, or assign this Lease, all Tenant's right, title and interest in and to the entire Demised Premises. In the event of such surrender by Tenant of a portion of the Demised Premises, then, effective as of the date immediately following the Surrender Date, the Basic Rent shall be reduced by an amount equal to that portion of the Basic Rent that is allocable to the space so surrendered, and the Additional Rent shall be equitably adjusted. If the entire premises be so surrendered by Tenant, this Lease shall be cancelled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the date hereinbefore specified for the expiration of the full term of this Lease.

         In the event of any such surrender by Tenant of the Demised Premises or a portion thereof, Landlord and Tenant shall, at the request of either party, execute and deliver an agreement in recordable form to the effect(s) hereinbefore stated.

         C. In the event Landlord does not accept such offer of Tenant referred to in subparagraph (B) of this Paragraph 9, Landlord covenants not to unreasonably withhold its consent to such proposed assignment or subletting by Tenant of such space to the proposed assignee or subtenant on said covenants, agreements, terms, provisions, and conditions set forth in the notice to Landlord referred to in clause (i) of the first sentence of subparagraph (B) of this paragraph 9; provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

              (I) The use of the proposed assignee or subtenant is (a) for warehousing of products which are non-hazardous and are not "toxic pollutants",
(b) does not violate any of the negative covenants as to use as contained in this Lease (c) is in keeping with the then standards of the Landlord as to use of the Building and (d) does not violate any negative covenants as to use contained in any other Lease made between Landlord and other Tenants of the Building;

              (II)    The proposed assignee or subtenant is a reputable party;

              (III) The proposed assignee or subtenant is not then a tenant or occupant of any part of the Building or neighboring building in a three mile radius operated by Landlord, or is any corporation which controls or is controlled by such tenant or occupant or is under common control with such tenant or occupant;

              (IV) There shall be no default by Tenant under any of the terms, covenants, and conditions of this Lease at the time that Landlord's consent to any such assignment or subletting is requested and on the effective date of the assignment or the proposed sublease;

              (V) Tenant shall reimburse Landlord for any reasonable expenses that may be incurred by Landlord in connection with the proposed assignment or sublease, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or subtenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the assignment or sublease;

              (VI) The proposed assignment shall be for a consideration or the proposed subletting shall be at a rental rate not less than the rental rates then being charged under leases being entered into by Landlord for comparable space in the Building and any other similar buildings owned or operated by Landlord in a radius of three miles from the Demised Premises and for a comparable term.

              (VII) Such permitted assignment shall be conditioned upon Tenant's delivery to Landlord of an executed instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder).

              (VIII) Such permitted sublease shall be conditioned upon Tenant's delivery to Landlord of an executed instrument of sublease (wherein Tenant and such sublessee agree that such sublease is subject to the Lease and such sublessee agrees that, if the Lease is terminated because of Tenant's default, such sublessee shall, at Landlord's option, attorn to Landlord).

              (IX) Tenant shall at Tenant's own expense first comply with ISRA and fulfill all of Tenant's environmental obligations under this Lease which also arise upon termination of Tenant's Lease term. If this condition shall not be satisfied, then Landlord shall have the right, to withhold consent to a sublease or assignment.

         D. Each subletting pursuant to this Paragraph 9 shall be subject to all the covenants, agreements, terms, provisions, and conditions contained in this Lease. Tenant covenants and agrees that, notwithstanding such assignment or any such subletting to any subtenant and/or acceptance of Basic Rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Basic Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions, and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that, notwithstanding any such assignment or subletting, no other and further assignment, underletting, or subletting of the Demised Premises or any part thereof shall or will be made except upon compliance with the subject to the provisions of this Paragraph 9. Tenant shall promptly furnish to Landlord a copy of each such sublease.

         E. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed a waiver by Landlord of any of Tenant's covenants contained in this Article or the acceptance of the assignee, subtenant, or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

         F. If for any assignment or sublease, Tenant receives rent or other consideration, either initially, or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in the case of the sublease of a portion of the demised premises, in excess of such rent fairly allocable to such portion, after appropriate adjustment to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay the Landlord, as additional rent hereunder, one half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

         10. CONFORM TO LAW: Tenant shall, at its own expense, in the use and occupancy of the Premises, observe and comply with all laws, orders, regulations of the federal, state and municipal governments, or any of their departments, and if any of the foregoing requires that an alteration, addition or other change be made to the demised premises then, Tenant will make such alteration, addition or change and bear all expense connected therewith. Except where Tenant's actions cause the compliance with laws, orders or regulations as aforesaid, Tenant's obligations shall be limited to an amount not to exceed, in each instance, Five Thousand Dollars ($5,000.00).

         11. ENVIRONMENTAL COMPLIANCE: Tenant agrees, that under all circumstances, Tenant shall comply with all federal, state and local laws, ordinances, rules and regulations which are applicable, as to the conduct of Tenant's business as it relates, to the environment, including but not limited to, spillage, pollution, and storage. Tenant agrees, that Tenant upon the request of Landlord from time to time shall file such notices, declarations and obtain such permits as may be necessary and as may be required by law, from the appropriate government agency, that has jurisdiction over the premises, and/or Tenant's business. Tenant shall at Tenant's own expense comply with the Industrial Site Remediation Act ("ISRA") N.J.S.A. 13: 1R-6 et seq. and the regulations promulgated thereunder and any successor legislation and regulations as they relate to Tenant's use or occupancy of the Premises. Tenant shall at Tenant's own expense make all submissions to, provide all information to and comply with all requirements of the New Jersey Department of Environmental Protection and Energy or its successor ("DEPE") as they relate to Tenant's use or occupancy of the Premises. The Tenant's obligations shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the premises pursuant to ISRA, whether triggered by Landlord or Tenant. Tenant shall commence its submission to the DEPE in anticipation of the end of the Lease Term no later than six (6) months prior the expiration of the Lease Term. Tenant agrees it will supply copies of all written or oral communications by or between it and any governmental agency in reference to the foregoing to Landlord. Subject to the provisions of the last paragraph of this
Section 11, should DEPE determine that a Remedial Action Work Plan be prepared and that a clean-up be undertaken because of a spill or discharge of a hazardous substance or waste

         Premises which occurred during the term of the Lease, Tenant shall, at Tenant's own expense promptly prepare and submit the required plan and financial assurances and shall promptly carry out the approved plan. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord or DEPE for preparation of a non-applicability affidavit, de minimis quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or DEPE. If Tenant's operations at the premises are outside of those industrial operations covered by ISRA, Tenant shall obtain a letter of non-applicability from the DEPE prior to termination of the Lease and shall provide copies of all such submissions to Landlord. Landlord shall have the right in such instance to request Tenant to undertake a sampling at the premises to determine whether or not Tenant's operations have resulted in a spill or discharge of hazardous waste.

         If Tenant fails to obtain either a non-applicability letter, or a negative declaration or a No Further Action Letter from DEPE or fails to clean up the premises as hereinbefore provided prior to the expiration of the term, then upon the expiration of the term Landlord shall have the option to consider and to treat Tenant as a holdover Tenant in possession of the premises until, Tenant complies with the foregoing. In such event, Tenant shall be responsible for the rental obligations as a Tenant from month to month as otherwise provided in Paragraph 13 hereof.

         Subject to the provisions of the last paragraph of this Section 11, Tenant shall indemnify, defend and hold Landlord harmless from all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those to enforce this indemnity), arising out of or in any way connected with any spills or discharges of hazardous substances or hazardous waste Premises, except those which occurred prior to the commencement date or after the termination date of this Lease; and from all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those to enforce this indemnity), arising out of Tenant's failure to comply with the provisions of this Article 11. Tenant's obligations and liabilities under this Article 11 shall survive the expiration or earlier termination of this Lease and shall continue so long as Landlord remains responsible or liable for either any spills or discharges of hazardous substances or hazardous waste at the Premises which occurred during the Lease Term or any violation of applicable Environmental Laws which occurred during the Lease Term. Tenant's failure to abide by the terms of this Article 11 shall be enforceable by injunction. If Tenant has applied to DEPE, as otherwise required in this Section 11, six (6) months prior to the expiration of the Lease Term, and Tenant has been diligent in such application, and, if through no fault of Tenant, Tenant has not completed its ISRA obligations by the termination date of the Lease, the failure to comply under such conditions shall not be deemed that Tenant is a "holdover".

         Landlord shall indemnify, defend and hold Tenant harmless from all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those to enforce this indemnity), arising out of or in any way connected with any spills or discharges of hazardous substances or hazardous waste which occurred at the premises prior to the commencement date of this Lease, or which occurred during the Lease Term due to an action of the Landlord, subject, however, to the provisions of the last paragraph of this
Section 11. Landlord's obligations and liabilities under this Article 11 shall survive the expiration or earlier termination of this Lease and shall continue so long as Tenant remains responsible or liable for either any spills or discharges of hazardous substances or hazardous wastes at the Premises which occurred prior to the Lease term or any violations or applicable environmental laws which occurred prior to the Lease term.

         In addition to the other provisions of this Section 11, Landlord and Tenant, subject to the terms hereof, agree to indemnify, defend and hold harmless the other from and against all damages, costs, liabilities and expenses incurred by, arising out of, or in connection with the handling, storage, discharge, transportation or disposal of hazardous or toxic wastes or substances, pollutants, asbestos, oils, materials or contaminants by or on behalf of that party, as those terms are defined by federal, state or local environmental law or regulations. Such damage, cost, liability and expenses shall include such as are determined to be owed by any regulating and administrative agencies. The Landlord's environmental indemnity shall relate to any action or activities occurring prior to the Commencement date of the Lease, or other environmental liability of Landlord as set forth in this Section 11, and Tenant's environmental indemnity shall relate to actions or activities by Tenant occurring after the Commencement date of this Lease until termination or expiration of the Lease.

         Landlord represents that it presently has no knowledge of the existence at the Demised Premises of any hazardous substances or wastes, as those terms are defined by federal, state or local environmental law or regulations.

         If a spill or discharge of a hazardous substance shall occur during the Term of the Lease within the Demised Premises, and such spill or discharge was not due to the fault of Tenant or Tenant's agents or invitees, then Tenant shall have the right to terminate this Lease upon written notice by Tenant to Landlord within thirty (30) days of the event.

         In the event a spill or discharge of a hazardous substance shall occur outside of the Premises specifically demised to Tenant, then, if Landlord is the direct cause of such spill or discharge, Landlord shall indemnify, defend and hold Tenant harmless from all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those to enforce this indemnity), arising out of or in any way connected with any spill or discharge of hazardous substances or hazardous wastes which was caused by Landlord outside of the Premises demised to the Tenant.

         In the event a spill or discharge of a hazardous substance shall occur outside of the Promises specifically demised to Tenant, then, if Tenant is the direct cause of such spill or discharge, Tenant shall indemnify, defend and hold Landlord harmless from all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those to enforce this indemnity), arising out of or in any way connected with any spill or discharge of hazardous substances or hazardous wastes which was caused by Tenant outside of the Premises demised to the Tenant.

         If the spill or discharge of a hazardous substance occurring outside of the Premises specifically demised to Tenant is not caused by either Landlord or Tenant, and is caused by a third party, then neither Landlord nor Tenant shall have any contractual liability to the other by reason of the provisions of this Article 11.

         If a spill or discharge of a hazardous substance shall occur during the Term of the Lease within the Demised Premises, there shall be a presumption that Tenant or its agents or invitees were the cause of such spill or discharge. However, if Tenant conclusively proves that the spill or discharge was not caused by Tenant or Tenant's agents or invitees, then Tenant shall have no liability as to any such spill or discharge.

    12. ADDITIONAL COVENANTS: Tenant covenants and agrees that at all times during the term it shall not at any time without first obtaining Landlord's prior written consent:

         A. NOT MAKE ALTERATIONS. Tenant shall not make any alterations, improvements, and/or additions to the Premises or any part thereof except, Tenant shall have the right to install additional office space in the demised premises necessary for the conduct of Tenant's business, subject to the following:

         (i) Tenant shall first obtain requisite permits and authorizations from governmental authorities having jurisdiction;

         (ii) Obtain Landlord's, and if required, the fee mortgagee's prior written consent (which Landlord's consent not to be withheld if the change or alteration would not, in the reasonable opinion of the Landlord, impair the value or usefulness of the premises);

         (iii) Any such alteration shall be made promptly (unavoidable delays excepted) in a workmanlike manner in accordance with any alteration plans and in compliance with applicable laws and governmental regulations;

         (iv) The coat of the alteration shall be paid by Tenant so that the demised premises remain free of any liens;

         (v) If requested by Landlord, post with Landlord, adequate security to assure restoration of the premises at the end of the term;

         (vi) Maintain proper insurance as requested by Landlord;

         (vii) No alteration for offices shall be undertaken until detailed plans and specifications have first been submitted to and approved in writing by Landlord and if required, by the fee mortgagee. At completion of the alteration "as built" plans shall be delivered to Landlord.

         (viii) Tenant shall agree in writing, if directed by Landlord to remove such alteration and to restore the premises upon such removal.

         B. NOT CHANGE EXTERIOR ARCHITECTURE. Change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises or of the building in which the same is located, or any part thereof.

         C. NOT MISUSE PLUMBING FACILITIES. Use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal" or similar units or otherwise.

         D. NO LIENS. Subject any fixtures, furnishings or equipment in or on the Premises which are affixed to the realty, to any mortgages, liens, conditional sales agreements, security interests or encumbrances.

         E. NOT DAMAGE THE PREMISES. Perform any act or carry on any practice which may damage, mar or deface the Premises or any other part of the Building.

         F. NOT EXCEED FLOOR LOADS. Place a load on any floor in the Premises, or in any area of the Building, exceeding the floor load per square foot which such floor was designated to carry; or install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of weight.

         G. NOT EXCEED ELECTRICAL LOAD. Install, operate or maintain in the Premises, any electrical equipment which does not bear underwriters' approval, and would overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation.

         H. NOT PERMIT ODORS, ETC. The building in which the Demised Premises is located is a first class multi-tenant office/warehouse facility and Tenant will conduct its operations in accordance with the standards associated with a similar facility. In accordance with the foregoing, Tenant will not suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Premises, or any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of Landlord or any other occupants of the Building; upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant shall forthwith (but in all events within five (5) days) remove or control the same.

         I. NOT INTERFERE WITH INSURANCE, COMPLIANCE, IMPROPER USE. Use or occupy the Premises or do or permit anything to be done thereon in any manner which shall prevent Landlord and/or other Tenants from obtaining at standard rates any insurance required or desired, or which might cause structural injury to the building, or which would constitute a public or private nuisance or which would violate any present or future laws, regulations, ordinances or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental public or quasi-public authorities now existing or hereafter created having jurisdiction in the Premises, or the Industrial Building of which the premises forms a part. If, at any time, and from time to time, as a result of, or in connection with, any failure by Tenant to comply with the foregoing or any act of omission or commission by Tenant, its employees, agents, contractors or licensees, or as a result of, or in connection with, the use to which the Premises are put (notwithstanding that such use may be for purposes hereinbefore permitted, or that such use may have been consented to by Landlord), the insurance rates applicable to the Premises, or the building in which same are located, or to any other Premises in said building and/or to the contents in any or all of the aforesaid properties (including rent insurance relating thereto) shall be higher than that which would be applicable for the least hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord, on demand, as additional rent, such portion of the premiums for all fire insurance policies in force with respect to the aforesaid properties (including rent insurance relating thereto) and the contents of any occupant thereof as shall be attributable to such higher rates.

         The foregoing provisions as to Tenant being responsible for increased cost of insurance shall not be applicable if Tenant's sole use is the repair of electronic pagers, and Tenant does not have in the Premises any inflammable or explosive materials.

    13. EXPIRATION OF TERM - RETURN OF PREMISES IN GOOD CONDITION: On the last day or sooner termination of the Lease, Tenant shall quit and surrender the Demised Premises broom-clean, in good condition and repair, together with all alterations, additions and improvements which may have been made in, on, or to the Demised Premises, except movable furniture or unattached movable trade fixtures put in at the sole expense of the Tenant (provided Tenant has not been in default under this Lease) provided, however, that Tenant shall ascertain from Landlord at least thirty (30) days before the end of the Term whether Landlord desires to have the Demised Premises, or any part thereof, restored to the condition in which it was originally delivered to Tenant, and if Landlord shall so desire then Tenant, at its own cost and expense, shall restore the same before the end of the Term. All trade fixtures, equipment, furniture, alterations, additions and improvements not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the Building or Premises caused by removal of such property. Tenant agrees upon termination of the lease, the air-conditioning, cooling systems, heating equipment and plumbing and electrical systems shall be in good, operable condition, and, all lighting fixtures shall be operable, and, in the same location as when delivered to Tenant by Landlord and bulbs where necessary, replaced. Tenant shall comply with the provisions of paragraph 11 prior to termination of the Lease. Tenant's obligations under this section shall survive the expiration or sooner termination of the Term. In the event Tenant remains in possession of the Demised Premises after the expiration of the Term and without the execution of a new lease, Tenant, at the option of the Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, at a monthly rental equal to two (2) times the sum of (i) the Basic Rent payable for the last month of the Term under Section 1(E) and (ii) one twelfth (l/12th) of all items of Expense Rent, such as, but not limited to, taxes, insurance, common area charges, repair charges, utilities, payable or paid during the last lease year.

         The definition of "good condition and repair" as set forth in the preceding paragraph shall be defined so that the Premises shall be subject to reasonable wear and tear, provided, however, that the foregoing shall not excuse Tenant from making necessary repairs during the Lease term as this Lease may otherwise require, and the Premises are in rentable condition upon the termination date of the Lease.

    14. ACCESS TO PREMISES: Landlord shall have the right to enter the Premises at any reasonable time to examine same, to maintain the same, or to make such repairs, replacements or improvements to the Premises or to the Property as Landlord may deem desirable, and Tenant shall have no claim against Landlord by reason thereof. Landlord may install, maintain, or replace and use pipes and conduits in and through the Premises for the purpose of installing utilities for other premises located within the building. Landlord will use its best efforts not to unreasonably interfere with Tenant's use of the Premises in exercising its rights under this Paragraph.

    15.  DAMAGE BY FIRE OR OTHER CASUALTY:

         A. SUBSTANTIAL DAMAGE If the Building or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If as a result the Building is so damaged that substantial alterations or reconstruction of the building shall, in Landlord's sole opinion, be required (whether or not the premises shall have been damaged) or if any Mortgagee of the Building requires the proceeds payable be used to retire the Mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. If this Lease is so terminated, rent shall be abated as of the date of such damage.

         B. RESTORATION If Landlord does not terminate this Lease pursuant to Subsection A of this Paragraph 15, Landlord shall, within seventy-five (75) days after receipt by Landlord of the proceeds payable in respect of such fire or other casualty, proceed with reasonable diligence to restore the building (subject to force majeure) to substantially the same condition in which it was immediately prior to the occurrence of the casualty. Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture, furnishings, fixtures or equipment. Such work shall include the scope of the work done by the Landlord when originally finishing the premises in accordance with the working drawings. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant, resulting in any way from damage or repair thereof, except that Landlord shall allow Tenant a fair diminution of basic rent during the time and to the extent the premises are unfit for occupancy.

         C. Landlord shall advise Tenant within thirty (30) days of the casualty whether or not the Premises, in the opinion of Landlord's architect, can be restored within one hundred twenty (120) days from the date of said notice. In the event Landlord's architect estimates that the Premises cannot be restored within one hundred twenty (120) days, then Tenant shall have the right to terminate this Lease by delivering notice to Landlord within ten (10) days of Landlord's notice, terminating the Lease, time being of the essence.

         D. In the event Tenant, through Tenant's negligence, damages the Building by fire or other casualty and if, by reason thereof, the loss incurred is covered under Landlord's all-risk casualty insurance policy which Landlord may then be carrying as otherwise contemplated by subparagraph (v) of Article 5 hereof, then Tenant shall have no liability to Landlord by reason of the damage incurred to Landlord's Building. In the event such damage is not covered under

Landlord's all-risk casualty policy, the Tenant's liability to Landlord by reason of the foregoing event shall be limited to an amount not to exceed One Million and No/100 Dollars ($1,000,000.00).

    16.  EMINENT DOMAIN:

         A. The term "Total Taking" means the taking of the Fee Title or Landlord's Master Leasehold Estate to so much of the premises or a portion of the building in which the Demised Premises is located, by right of Eminent Domain or other authority of law or a voluntary transfer under the threat of the exercise of the right of Eminent Domain or other authority. The term "Partial Taking" means the taking of only a portion of the premises or a portion of the building in which the premises is located which does not constitute a Total Taking.

         B. If a Total Taking occurs during the term of this Lease this Lease will terminate as of the date of the Taking. The phrase "Date of Taking" means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession.

         C. If a Partial Taking occurs during the term of this Lease, Landlord may cancel this Lease by written notice given within sixty (60) days after the date of the Taking and this Lease will terminate on the date of the Taking. If the Lease is not so terminated, this Lease will continue in full force and effect as to the remainder of the premises. The fixed rental payable by Tenant under Paragraph 1(e) for the balance of the Term will be abated in the proportion that the leasable area of the premise taken bears to the leasable area of the premises immediately prior to such taking, and Landlord will make all necessary repairs or alterations to make the remaining premises a complete architectural unit.

         D. If, this Lease has not otherwise been cancelled as hereinabove provided, and, if a Partial Taking occurs of more than ten (10%) of the Demised Premises during the term of this Lease, then, in such event, Tenant may cancel this Lease by written notice given within sixty (60) days after the date of the Taking and this Lease will terminate as of the date of the Taking.

         E. Award and Proceeds. All compensation awarded for any such taking or conveyance, whether for the whole or in part of the Demised Premises or otherwise, shall be the property of the Landlord, whether such damages shall be awarded as compensation for the diminution or total loss in value of the leasehold or of the fee of the Demised Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any such compensation. Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures, but only if such separate award will not diminish the amount of proceeds payable to Landlord.

         F. If this Lease is terminated pursuant to the provisions of this Paragraph, then all rentals and all other charges payable by Tenant to Landlord under this Lease will be paid up to the date of the Taking and any rentals and other charges paid in advance and allocable to the period after the date of the Taking will be repaid to Tenant by Landlord. Landlord and Tenant will then be released from all further liability under this Lease.

    17. INDEMNIFICATION: Tenant shall indemnify and hold Landlord harmless from all loss, damage, cost, expense or liability (including reasonable attorney's fees, expenses and disbursements) suffered or incurred by Landlord arising out of or in connection with any injury to, or death of, any person, or damage to, or destruction of, property occurring in, on or about the Demised Premises, the building in which the Demised Premises are located and/or the property, and which injury, death, damage or destruction is caused by the negligent acts or omissions or willful misconduct of Tenant or Tenant's employees, agents, contractors, subcontractors, invitees, licensees or other authorized representatives; except that Landlord shall be liable to Tenant for all loss, damage, cost, expense or liability (including reasonable attorney's fees, expenses and disbursements) suffered or incurred by Tenant arising out of or in connection with any injury to, or death of, any person, or damage to, or destruction of, property occurring in, on or about the Demised Premises, the building in which the Demised Premises are located, and the property, and which injury, death, damage or destruction is caused by the negligent acts or omissions or willful misconduct of Landlord or Landlord's employees, agents, contractors, subcontractors, invitees, licensees or other authorized representatives, and shall indemnify and hold Tenant harmless therefor. A party's obligation under this Paragraph to indemnify and hold the other party harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified and in no event shall the amount of such obligation in total during the Term of this Lease exceed Fifty Thousand and No/100 Dollars ($50,000.00).

    18. WAIVER OF SUBROGATION: Notwithstanding anything contained herein to the contrary, Landlord and Tenant release and waive all right to recover against each other or against any other tenant or occupant of the building, against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each other or of any other tenant or occupant of the building and any person claiming by or through either of them for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Lease or any other insurance actually carried by each of them. Landlord and Tenant will cause the respective insurers to issue appropriate Waiver of Subrogation Rights endorsements to all policies of insurance carried in connection with the building or the Premises or the contents of either of them. Tenant will cause all other occupants of the premises claiming by, under or through Tenant to execute and deliver to Landlord a Waiver of Claim similar to the Waiver in this paragraph and to obtain such Waiver of Subrogation Rights endorsements.

    19.  OMIT.

    20. BUILDING SERVICES: Landlord shall not be required to provide any services to Tenant and Tenant agrees to pay for all charges for gas, electricity, light, heat and power. Landlord shall not be liable in damages or otherwise for any delay or failure in Tenant's receiving any such utilities and in no event shall such delay or failure, regardless of cost, constitute an eviction of Tenant or terminate this Lease.

    21.  DEFAULTS AND REMEDIES:

         A. If any one or more of the following events (hereinafter called "events of default") occurs:

         (i) Tenant shall default in payment of any installments of rent or other sums required to be paid by Tenant under this Lease, which default shall continue for ten (10) days after written notice thereof by Landlord to Tenant; or in the observance or performance of any other covenant or provision of this Lease and such default continues for thirty (30) days after notice of such default from Landlord (unless such default cannot be cured within (30) days and Tenant commences to cure such default within such 30 days and diligently proceeds to cure such default); or

         (ii) If the Demised Premises shall be left vacant or unoccupied or be deserted for a period of thirty (30) days; or

         (iii) Tenant shall make an assignment for the benefit of creditors or shall assign or sublet, except as permitted hereunder; or

         (iv) A voluntary petition is filed by Tenant under any laws for the purpose of adjudication of Tenant as a bankrupt or the extension of the time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Tenant, or the reorganization of Tenant under the Bankruptcy Act of the United States or any future laws of the United States having the same general purpose, or receivers appointed for Tenant by reason of insolvency or alleged insolvency of Tenant; an involuntary petition shall be filed against Tenant for such relief and shall not be dismissed within thirty
(30) days;

         Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may terminate the Lease, by notice to Tenant setting forth the basis therefor and effective not less than five (5) days thereafter, whereupon, upon such effective date, the Lease shall terminate (with the name effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the demised premises to Landlord and Tenant shall have no further rights hereunder, but Tenant shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the demised premises, repossess the same and dispossess Tenant and all other persons and property therefrom.

         B. LANDLORD'S DAMAGES If Landlord so terminates the Lease, Tenant shall pay Landlord, as damages:

         (i) A sum which represents any excess of (i) the aggregate of the rent, impositions and additional rent for the balance of the term if the Lease were not so terminated, over (ii) the net rental value of the demised premises at the effective date of such termination, both discounted at the rate of four (4) percent per annum; or, at Landlord's option;

         (ii) Sums equal to the rent, impositions and additional rent, when the same would have been payable if not for such termination, less any net rents received by Landlord from any reletting, after deducting all costs incurred in connection with such termination and reletting (but Tenant shall not receive any excess of such net rents over such sums).

         Landlord may commence actions or proceedings to recover such damages or installments thereof at any lawful time. No provision hereof shall be construed to preclude Landlord's recovery from Tenant of any other damages to which landlord is lawfully entitled.

    C. NONEXCLUSIVITY No right or remedy herein conferred upon Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and subject to the grace and notice provisions of subparagraph (A) of this Paragraph 21, in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

    D. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS If Tenant shall fail to pay any tax, pay for or maintain or deliver any of the insurance policies or shall fail to make any other payment or perform any other act which Tenant is obligated to make or perform under this Lease, then, Landlord after notice to Tenant may perform for the account of Tenant any covenant in the performance of which Tenant is in default. Tenant shall pay to the Landlord as additional rent, upon demand, any amount paid by Landlord in the performance of such covenant in any amount which Landlord shall have paid by reason of failure of Tenant to comply with any covenant or provision of this Lease.

    E. NO WAIVER No waiver by Landlord of any breach by Tenant of any of Tenant's obligations hereunder shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of Landlord's rights and remedies with respect to such or by subsequent breach.


    F. RIGHT OF RE-ENTRY In the event that the termination of this Lease is the result of any election exercised by Landlord pursuant to the terms of this Article, the Landlord shall be entitled to the rights, remedies and damages set forth in this Article and elsewhere in this Lease. Tenant waives the service of notice of intention to re-enter as provided for in any statute and also waives any and all right of redemption in case Landlord obtains possession by reason of Tenant's default. Tenant waives any and all right to a trial by a jury in the event that summary proceedings shall be instituted by Landlord. The terms "enter", "re-enter", "entry" or "reentry", as used in this Lease are not restricted to their technical legal meaning.

    G. PAYMENT OF LANDLORD'S COUNSEL FEES AND OTHER COSTS, INTEREST Tenant shall pay the Landlord as additional rent upon demand Landlord's reasonable counsel fees incurred by

Landlord in connection with the prosecution or defense of any proceedings instituted by reason of default of Tenant, together with interest at the rate of 2% percent per month from the date of payment by Landlord until paid by Tenant, this covenant to survive the expiration or sooner termination of this Lease.

    22. LANDLORD 'S LIENS: LANDLORD'S INSURANCE: Landlord, for Landlord's benefit only, agrees that included in the insurance Landlord may carry shall be insurance insuring against damage to the Premises and the building by fire and other risks now or hereafter embrace an extended coverage, in amounts sufficient to prevent Landlord from a co-insured, but in no event less than eighty percent (80%) of the Premises' then-replacement value (exclusive of the cost of excavation, foundation and footings). The foregoing requirement shall be deemed a minimum requirement to be carried by Landlord for Landlord's benefit. The insurance carried by Landlord, as determined in Landlord's sole judgment, in addition to the foregoing, may be such insurance against such other hazards as, from time to time, are then commonly insured against for premises similarly situated (due regard being given to the Premises height, type, construction and use) in such amounts as Landlord may determine in Landlord's sole discretion. All insurance carried by Landlord shall be included as a "insurance expense" pursuant to subparagraph (v) of Paragraph 5 hereof entitled "Expense Rent".

    23. LATE CHARGE/SERVICE FEE: If payment of Basic Rent or Additional Rent or any part thereof shall not be made on or prior to a date which is five (5) days after the date on which it is due and payable, Landlord shall be entitled to charge as an additional rent the service fee equal to 4% of the rent due for each and every five (5) day period which has elapsed between the day said rent is due and the date the rent is received by Landlord. Such service fee that accrues during any month shall be payable on the first day of the following month. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay service fee shall constitute a waiver by Landlord of its right to enforce the provisions of this section and any instance thereafter occurring, nor shall acceptance of a late fee be deemed to extend the time of payment of fixed rent or expense rent or any part thereof. Landlord agrees not to assert a late charge on the first two (2) instances during any calendar year, without first giving Tenant written notice of Tenant's failure to pay such Rent or Additional Rent, and if Tenant pays such Rent or Additional Rent charge within ten (10) days following Landlord's notice, then no late charge shall be asserted. If Tenant does not pay such Rent or Additional Rent within said ten (10) day period, then the late charge shall accrue from the date such Rent or Additional Rent was otherwise due and payable. Landlord need not send notice to Tenant in any calendar year when Landlord has previously given such notice on two (2) occasions within said calendar year.

    24. EASEMENTS: Tenant shall permit Landlord or its designees to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the Premises are located or any other portion of the Building. All such work shall be done in such manner as to avoid unreasonable interference with Tenant's use of the Premises.

    25. LANDLORD'S INABILITY TO PERFORM: This Lease and the obligation to pay rent hereunder and perform all of the other terms to be performed by Tenant hereunder shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease. The foregoing, however, shall not waive any defense or claim Tenant may rightfully assert in a litigation between Landlord and Tenant.

    26. PARKING: Tenant shall be assigned fifteen (15) parking spaces to be reserved by designation notation thereon, for the benefit of Tenant, its employees and invitees. In addition, Tenant shall have the right to use fifty-five (55) parking spaces in common with Landlord and other tenants of the property and their employees and invitees in the parking area provided by Landlord for the parking of passenger automobiles other than parking spaces allocated to others by Landlord. Tenant agrees that it and its employees and invitees shall not parking their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord reserves the right to require Tenant, as to the parking of automobiles, to park the same, off premises, but within the Park known as Commercenter/Totowa. Landlord shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area.

    27. MECHANIC'S LIEN: Tenant shall discharge any mechanic's lien filed against the Property for work done or claimed to have been done for Tenant, or materials furnished or claimed to have been furnished to Tenant within ten (10) days after notice from Landlord thereof. Notice is hereby given that Landlord is not liable for any work performed at the premises by or for Tenant and that no mechanic's lien arising therefrom shall attach to, or affect the estate of, or interest of Landlord.

    28. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT: If Tenant defaults in the observance or performance of any term to be observed or performed by Tenant under this Lease, Landlord may immediately or at any time thereafter and without notice to Tenant, perform the same for the account of Tenant and the expenses incurred with respect to such performance together with attorneys' fees and interest thereon shall be deemed additional rent hereunder and shall be paid by Tenant to Landlord on demand therefor.

    29. SUBORDINATION: This Lease and Tenant's rights are subject and subordinate to all present and future: (a) Leases for the Building or the Land on which it stands, (b) mortgages on the Leases or the Building or Land, (c) agreements securing money paid or to be paid by a lender, and (d) terms, conditions, renewals, changes of any kind and extensions of the Mortgages or Leases or Lender Agreements. Tenant must promptly execute any certificates that Landlord requests to show that the Lease is so subject and subordinate.

    30. LANDLORD'S RIGHT TO SHOW PREMISES: Throughout the term of this Lease, Landlord shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Property, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants.

    31. QUIET ENJOYMENT: Landlord covenants that if and so long as Tenant pays the rent and additional rent and performs the covenants hereof, Tenant shall peaceably and quietly have hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease and to any mortgage underlying lease or other agreements to which this Lease is subordinate.

    32. TENANT'S ESTOPPEL: Tenant shall from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement, in form satisfactory to Landlord, certifying that this Lease is unmodified and in full force and effect (or that same is in full force and effect as modified, listing the instruments of modification) the dates to which the rent and additional rent have been paid and whether or not, to the best of Tenant's knowledge, Landlord is in default hereunder (and if so, specifying the nature of the default), existence of any offsets, counterclaims or defenses thereto on the Tenant's part against Landlord, a statement as to the term commencement date and stated expiration date, and as to any other matters as may reasonably be so requested. It being intended that any such statement delivered pursuant to this Paragraph may be relied upon by a prospective purchaser of Landlord's interest, or mortgagee of Landlord's interest, or assignee of any mortgage upon Landlord's interest in any underlying lease or in the Property.

    33. FINANCIAL INFORMATION: Tenant has furnished the Landlord with Profit and Loss Statements and Balance Sheets for the fiscal years beginning 1993, prepared by a Certified Public Accountant. Tenant further agrees that it will furnish to the Landlord a Certified Profit and Loss Statement and Certified Balance Sheet prepared by a Certified Public Accountant for the preceding fiscal year but Landlord shall not request such statement more than once in each calendar year.

    34. NO ABATEMENT OF RENT: There shall be no abatement, diminution or reduction of Fixed Rent, Expense Rent or Additional Rent or other charges or other compensation due to the Landlord by Tenant or any person claiming under it under any circumstances, including, but not limited to, any inconvenience, discomfort, interruption of business or otherwise.

    35. NOTICES: Any notice hereunder shall be sufficient if sent by certified mail, return receipt requested, addressed given by the Landlord to the Tenant to the Premises, or if given by the Tenant to the Landlord, at the address set forth in Par. l(a) above, or at such other place as the Landlord may notify Tenant in writing from time to time.

    36. NO PERSONAL LIABILITY OF LANDLORD: There shall be no personal liability of the Landlord or any principal of the Landlord in connection with this Lease. Tenant agrees to look solely to the equity of Landlord in the Property for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Premises or

Property, and no other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

    37. SUBMISSION OF LEASE: Submission of this Instrument for examination or signature by Tenant does not constitute a reservation of, or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

    38. NO REPRESENTATIONS: Landlord has made no representations or promises with respect to the Premises or the Property except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as otherwise expressly set forth. Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.

    39. CAPTIONS: The captions in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

    40. NO WAIVER OR CHANGES: The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally.

    41. RECORDING: The Tenant shall not record this Lease or a memorandum hereof.

    42. BROKER: Tenant represents that it did not deal with or negotiate with any broker in connection with this Lease other than the Broker listed in Paragraph l(g) and indemnifies and holds Landlord harmless from and against any claim for a commission or other fee made by any broker with whom it has dealt or negotiated except as to the Broker listed in Paragraph l(g).

    43.  OMIT.

    44. GUARANTEES: The Landlord agrees to assign to the Tenant all guarantees which Landlord has otherwise received from its materialmen and suppliers as to the plumbing, heating, air conditioning and electrical systems which are the Tenant's responsibility to maintain under the terms of this Lease.

    45. BINDING EFFECT: The provisions of this Lease shall apply to, bind and inure to the benefit of Landlord and Tenant and their respective successors, legal representative and permitted assigns, it being understood that the term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, or the lessee for the time being of the property so that in the event of any sale or sales of the property or of any lease thereof, or if the mortgagee shall take possession of the property, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter.

    46. ACCEPTANCE: Neither the Landlord nor its agents have made any representation with respect to the building, the land upon which it is erected, or the demised premises, except as expressly set forth herein and no rights, easements or licenses are acquired by the Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking of possession of the demised premises by the Tenant shall be conclusive evidence that the Tenant shall have accepted the same in an "as is" condition, except as otherwise expressly set forth, and that the demised premises and the building were in good condition at the time of the commencement of the term. In no event shall the Landlord be liable for any defect in such property or for any limitation on its use.

    47.  EXTENSION OF TERM:

         A. FIRST RENEWAL TERM Upon the expiration of the term herein demised, if immediately prior thereto this Lease shall be in full force and effect and Tenant shall not be in default, then, subject to the provisions of this section, the Tenant shall have and is hereby given the option to renew and extend this Lease for an additional term of five (5) years to commence on April 1, 2001 and to expire on March 31, 2006. The first renewal term shall be upon the same terms, covenants and conditions as those herein contained insofar as then in force and applicable to such first renewal term (including all provisions as to the items of payment of additional rent) except as to the amount of fixed rental. The said renewal shall be exercised by Tenant in the following manner:

         (i) Not later than nine (9) months prior to the end of the initial term, the Tenant shall notify Landlord in writing that the Tenant desires to extend said Lease by exercising this option.

         (ii) In the event the Tenant exercises its option to extend the term of this Lease as hereinabove set forth, the fixed rental as set forth in sub-paragraph (e) of paragraph 1 of this Lease, during such first renewal term shall be the lesser of $246,612.05 per annum, payable in equal monthly installments of $20,551.00, due and payable the first day of each and every month in advance or a sum equal to the fair market rent to be determined as follows:

         The Landlord and the Tenant shall each select an appraiser, such appraiser shall be a licensed real estate broker, specializing in the renting of office and/or industrial premises in Passaic County, New Jersey and each such appraiser shall be a member of the Society of Industrial Realtors. Such appraisers shall be engaged to determine the fair market rental on a net basis in accordance with the terms of this Lease of the premises demised. In the event the two such appraisers cannot agree upon such net rental, then they shall appoint a third appraiser with like credentials, and the opinion of the majority as to the fair market rental, shall be controlling. If a sum equal to the fair market rental of the premises pursuant to the appraisal is less than $246,612.05 per annum, then the fixed rental shall be adjusted to a sum equal to the fair market rental of the Premises determined pursuant to the appraisal. The determination of the appraisers shall be in accordance with the provisions of the terms of this lease for a five (5) year term. Such rental shall be determined as of the first day of the first renewal term. Pending the determination of the fixed rent for the first renewal term, the Tenant shall continue to pay the rent at the rate of $246,612.05 per annum and when the appraisals have been determined, and if the fair market rent so determined is less than $246,612.05, Landlord shall immediately refund to Tenant any amount greater than that which would otherwise be payable pursuant to the appraised fair market rental.

         B. SECOND RENEWAL TERM Upon the expiration of the first renewal term, if immediately prior thereto this Lease shall be in full force and effect and Tenant shall not be in default, then, subject to the provisions of this section, the Tenant shall have and is hereby given the option to renew and extend this Lease for an additional term of five (5) years to commence on April 1, 2006 and to expire on March 31, 2011. The second renewal term shall be upon the same terms, covenants and conditions as those herein contained insofar as then in force and applicable to such second renewal term (including all provisions as to the items of payment of additional rent) except as to the amount of fixed rental, and further excepting that such renewal shall not contain a provision for a further renewal. The said renewal shall be exercised by Tenant in the following manner:

         (i) Not later than nine (9) months prior to the end of the initial term, the Tenant shall notify Landlord in writing that the Tenant desires to extend acid Lease by exercising this option.

         (ii) In the event the Tenant exercises its option to extend the term of this Lease as hereinabove set forth, the fixed rental as set forth in sub-paragraph (e) of paragraph 1 of this Lease, during such second renewal term shall be the higher of the fixed rental payable during the last year of the first renewal term or a sum equal to the fair market rent to be determined as follows:

         The Landlord and the Tenant shall each select an appraiser, such appraiser shall be a licensed real estate broker, specializing in the renting of office and/or industrial premises in Passaic County, New Jersey and each such appraiser shall be a member of the Society of Industrial Realtors. Such appraisers! shall be engaged to determine the fair market rental on a net basis in accordance with the terms of this Lease of the premises demised. In the event, the two such appraisers cannot agree upon such net rental then, they shall appoint a third appraiser, with like credentials, and the opinion of the majority as to the fair market rental, shall be controlling. If a sum equal to the fair market rental of the premises pursuant to the appraisal is greater than the fixed rental payable during the last year of the first renewal term, then the fixed rental shall be adjusted to a sum equal to the fair market rental of the Premises pursuant to the appraisal. The determination of the appraisers shall be, in accordance with the provisions of the terms of this lease, for a five (5) year term. Such rental shall be determined as of the first day of the second renewal term. Pending the determination of the fixed rent for the second renewal term, the Tenant shall continue to pay the rent at the rate payable during the last year of the first renewal term and when the adjusted rent has been determined, the Tenant on the first day immediately following the furnishing by the appraisers to the Landlord and the Tenant of the computation thereof, shall pay the Landlord the monthly deficiency for the number of installments that shall have elapsed from the commencement of the second renewal term beginning on the first day of the second renewal term to and including the first day of such month. During the second renewal term, the fixed rental shall be the higher of the rent payable during the last year of the first renewal term or a sum equal to the fair market rent as determined by the appraisers.

    48.  OPTION BY TENANT TO TERMINATE:

         A. FIRST TERMINATION OPTION. Tenant shall have the right, subject to the following conditions, to terminate this Lease effective as of the last day of the thirty-sixth (36) month of the Lease Term, provided and subject, however, that Tenant shall:

         (i) exercise such right by written notice to Landlord delivered and received by Landlord on a date no later than the last day of the twenty-seventh
(27) month of the Lease Term, TIME BEING OF THE ESSENCE; and

         (ii) simultaneously with the delivery of the Notice of Termination, deliver to Landlord good funds in the amount of Six Hundred Sixty-Five Thousand Eight Hundred Nine and 51/100 Dollars ($665,809.51) payable to Landlord, such amount to be deemed an additional payment to Landlord in consideration of Tenant's exercise of its right of termination.

         The Notice of Termination shall be executed in a manner consistent with the execution of this Lease. The Lease shall terminate as of the last day of the thirty-sixth (36) month, as though such date was the original Termination Date as otherwise set forth in the Lease, and all of Tenant's obligations upon termination shall be applicable as of such date.

         B. SECOND TERMINATION OPTION. Tenant shall have the right, subject to the following conditions, to terminate this Lease effective as of the last day of the sixtieth (60) month of the Lease Term, provided and subject, however, that Tenant shall:

         (i) exercise such right by written notice to Landlord delivered and received by Landlord on a date no later than the last day of the fifty-first
(51) month of the Lease Term, TIME BEING OF THE ESSENCE; and

         (ii) simultaneously with the delivery of the Notice of Termination, deliver to Landlord good funds in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) payable to Landlord, such payment to be deemed an additional payment to Landlord in consideration of Tenant's exercise of its right of termination.

         The Notice of Termination shall be executed in a manner consistent with the execution of this Lease. The Lease shall terminate as of the last day of the sixtieth (60) month, as though such date was the original Termination Date as otherwise set forth in the Lease, and all of Tenant's obligations upon termination shall be applicable as of such date.

    49.  MISCELLANEOUS:

         A. Tenant shall comply with the Rules and Regulations attached hereto and as same may be amended or promulgated by Landlord from time to time.

         B. Tenant warrants and represents that it will, at no time, install any underground storage tanks on the Demised Premises. A breach of this covenant shall be deemed a default under the Lease, and Landlord shall have the right to terminate the Lease upon the happening of such event.

         C. Tenant shall, not without Landlord's prior consent, install any window coverings, blinds, curtains, shades, except, as may be otherwise
consented to by Landlord.   Tenant acknowledging that Landlord intends to have
all Tenants in the building in which the Demised Premise are located use a uniform window treatment.

         D. Tenant shall be responsible for removal of its own trash. Tenant shall engage the services of a refuse hauler, as may be designated by Landlord. Tenant acknowledging that for economics of scale, all Tenants in the building in which the Demised Premises are located are to use the same refuse hauler.

         E. If Tenant believes that the Landlord has unreasonably withheld its consent and/or delayed its consent, then Tenant's sole remedy shall be to seek a declaratory judgment. The Tenant shall have no right to seek money damages.

         F. CORPORATE AUTHORITY If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

         G. Tenant in cooperation with Landlord will apply to the Planning Board of the Borough of Totowa for a use permit. Tenant recognizes that the procurement of the use permit is a condition precedent to Landlord obtaining a building permit to undertake the construction contemplated to effectuate the purposes of this Lease. This Lease is subject and contingent upon Landlord obtaining either a temporary or permanent certificate of occupancy as otherwise provided in paragraph 3B hereof. In the event Landlord does not obtain a use permit, or having obtained a use permit, does not obtain a Certificate of Occupancy, then Landlord shall notify Tenant of such fact, and thereafter this Lease shall be void, without further liability of either party to the other except to return to Tenant the prepaid rent, if any, and the security deposit.

         H. A portion of the premises to be demised to Tenant under the Lease are presently occupied by Bell Atlanticom Systems Inc., pursuant to a lease dated March 19, 1992 between Landlord and Bell Atlanticom Systems Inc. Bell Atlanticom Systems Inc. has requested Landlord to terminate the aforementioned Lease. This Lease is subject to Landlord receiving an executed Termination Agreement upon those terms as otherwise set forth in a certain Agreement of Termination to be entered into between Landlord and Bell Atlanticom Systems Inc.

         I. Landlord agrees that if any space contiguous to the area demised to the Tenant under this Lease becomes available during the lease term, and if no other Tenant has a right or option to lease said space, then in such event, Landlord agrees to notify Tenant of the availability of such area for lease. Landlord's notice shall specify the terms and conditions and rental under which Landlord will lease such space to the Tenant. Tenant shall have five (5) days in which to respond in writing to Landlord as to whether or not Tenant is willing to enter into a lease on the terms so specified by Landlord. Failure of Tenant to respond in the time period as aforesaid affirmatively agreeing to enter into a lease on Landlord's terms as specified shall be deemed a waiver of Tenant's rights as specified in this Section 27.22. Except for Landlord's obligation to notify Tenant as aforesaid, Landlord shall have no other obligation to Tenant hereunder as to the provisions of this Section.

         J. ALTERNATIVE DISPUTE RESOLUTION. Landlord and Tenant shall attempt to settle any claim or controversy arising out of it through consultation and negotiation in the spirit of mutual friendship and cooperation. If such attempts fail, then the dispute shall first be submitted to a mutually acceptable neutral advisor for mediation, fact-finding or other form of alternate dispute resolution. Neither of the parties may unreasonably withhold acceptance of such an advisor, and his or her selection will be made within thirty (30) days after notice by the other party demanding such mediation. The cost of such mediation or any other alternate dispute resolution agreed upon by both parties shall be shared equally by Landlord and Tenant. Any dispute which cannot be so resolved between the parties within sixty (60) days of the date of the initial demand by either party for such mediation shall be finally determined by the courts. The use of such a procedure shall not be construed to affect adversely the rights of either party under the doctrines of laches, waiver or estoppel. And nothing in this paragraph shall prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve a dispute under these procedures have been unsuccessful or (b) interim resort to a court is necessary to prevent serious and irreparable injury to a party or to others.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals or caused these presents to be signed by their proper corporate officers, and their proper corporate seal to be hereto affixed, in the day and year first above written.

WITNESS:                               20 COMMERCE WAY ASSOCIATES, LANDLORD

/s/ Steve Kessel                       BY:  /s/ Jeffrey Kessel
-------------------                         ----------------------

ATTEST:                                MOTOROLA, INC., TENANT


/s/ Thomas G. Berry                    BY:  /s/ Fernando Gomez
--------------------                        ----------------------

                                      EXHIBIT A

              RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF LEASE

    1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Property shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. The Tenant will not use or permit to be used the sidewalk area by motor vehicles, and will limit such vehicles to the driveway and parking areas.

    2. No awnings, air conditioning units or other projections shall be attached to the outside walls or windowsills of the building on the Property or otherwise project from the building.

    3. The Tenant shall not erect, make or maintain on or attach or affix to any part of the Premises including the windows and doors, any sign, picture or other representation or advertisement or notice of any kind, without the express written consent of the Landlord obtained in advance. Tenant shall have the right to apply on the main entrance door to the Premises lettering of approved type, size and style as well as company logo where applicable.

    4. The windows in the Premises shall not be covered or obstructed by Tenant, nor shall articles be placed on the windowsills or in the halls or in any other part of the building, nor shall any articles be thrown out of the doors or windows of the Premises.

    5. Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

    6. Tenant shall not make, or permit to be made, any unseemly or disturbing noises nor interfere with other tenants or those having business with them. Tenant shall not place office machines or other equipment against walls which divide the Premises from space leased to other Tenants.

    7. No additional locks or bolts or any kind shall be placed upon any of the doors or windows by Tenant, and Tenant shall upon the termination of this tenancy, deliver to Landlord all keys to the Premises either furnished to, or otherwise procured by, Tenant and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

    8. Tenant shall not keep in the Premises and explosives, cleaning fluid or any inflammable material. Tenant shall not bring or place any bed or bedding in the Premises and shall not use the Premises and shall not use the Premises as a lodging place.

    9. Landlord shall not be responsible to Tenant for the non-observance or violation of any of these Rules and Regulations by any other tenants.

    10. Tenant shall have the right, provided same is done in accordance with the zoning ordinance of the municipality, to park trucks on the property along the area wherein are located the loading docks. The Tenant shall not park trucks in any other portion of the premises demised.

    11. The Tenant shall advise Landlord, if Tenant's S.I.C. number is changed from that otherwise indicated in paragraph 1(j).

    12. Tenant agrees that Tenant will supply the names, address and telephone numbers of at least two representatives of the Tenant who can be contacted in the event of an emergency. Tenant will keep such "emergency list" current.

Upon notice by the Landlord to the Tenant of a breach of any of the rules and regulations Tenant shall, within five (5) days thereafter, comply with such rule and regulation and in the event Tenant shall not comply, then the Landlord may at its discretion either: (1) cure such condition and add any cost and expense incurred by the Landlord therefor to the next installment of rental due under this Lease and the Tenant shall then pay such amount as additional rent hereunder; or (2) treat such failure on the part of the Tenant to remedy such condition as a material default of this Lease on the part of the Tenant hereunder.